EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
eGlobe, Inc.
Washington, D.C.

We hereby consent to the incorporation by reference in the previously filed Registration Statements (Form S-8 No. 333-83699 and Form S-8 No. 333-88633) of our report dated March 24, 2000, except for Notes 10 and 18 which are as of April 6, 2000, relating to the supplemental consolidated financial statements of eGlobe, Inc. appearing in the Company's Form 8-k dated May 22, 2000.


                                            /s/  BDO Seidman, LLP

Denver, Colorado
May 19, 2000